As filed with the Securities and Exchange Commission on September 18, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PENUMBRA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3841	05-0605598
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Penumbra Place

1351 Harbor Bay Parkway

Alameda, California 94502

(Address of Principal Executive Offices)

2005 Stock Plan

2011 Equity Incentive Plan

Amended and Restated 2014 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full Titles of the Plans)

Adam Elsesser

Chairman, Chief Executive Officer and President

Penumbra, Inc.

One Penumbra Place

1351 Harbor Bay Parkway

Alameda, California 94502

(Name and address of agent for service)

(510) 748-3200

(Telephone Number, Including Area Code, of Agents for Service)

With copies to:

Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 Telephone: (650) 752-2004 Facsimile: (650) 752-3604	Robert D. Evans Executive Vice President and General Counsel Penumbra, Inc. One Penumbra Place 1351 Harbor Bay Parkway Alameda, California 94502 Telephone: (510) 748-3251

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(12)
Common Stock, $0.001 par value per share
— 2005 Stock Plan	1,772,028(2)	$2.97(3)	$5,262,923	$611.56
— 2011 Equity Incentive Plan	145,000(4)	$7.75(5)	$1,123,750	$130.58
— Amended and Restated 2014 Equity Incentive Plan	1,403,770(6)	$18.33(7)	$25,731,104	$2,989.96
— Amended and Restated 2014 Equity Incentive Plan	3,000,000(8)	$30.00(9)	$90,000,000	$10,458.00
— 2015 Employee Stock Purchase Plan	600,000(10)	$25.50(11)	$15,300,000	$1,777.86
Total	6,920,798		$137,417,777	$15,967.96

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents shares of Common Stock subject to outstanding awards under the 2005 Stock Plan (“2005 Plan”). No further grants will be made under the 2005 Plan. See footnote 8.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding awards granted under the 2005 Plan (rounded up to the nearest cent).
(4)	Represents shares of Common Stock subject to outstanding awards under the 2011 Equity Incentive Plan (“2011 Plan”). No further grants will be made under the 2011 Plan. See footnote 8.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding awards granted under the 2011 Plan.
(6)	Represents shares of common stock subject to outstanding awards under the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”). See footnote 8.
(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding awards granted under the 2014 Plan (rounded up to the nearest cent).
(8)	Represents shares of Common Stock reserved for future issuance under the 2014 Plan. To the extent shares of Common Stock subject to an award under the 2014 Plan expires or becomes unexercisable without having been exercised in full, is surrendered to the Registrant or is forfeited to or repurchased by the Registrant due to failure to vest, the shares of Common Stock subject to such award will be available for future issuance under the 2014 Plan. In addition, to the extent that up to 2,203,534 shares of Common Stock subject to stock options or similar awards previously granted under the 2005 Plan or 2011 Plan expire or otherwise terminate without having been exercised in full or shares of Common Stock issued pursuant to awards granted under the 2005 Plan or the 2011 Plan are forfeited to or repurchased by the Registrant, the shares of Common Stock subject to such awards will be available for future issuance under the 2014 Plan. See footnotes 2 and 4 above.
(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on the initial public offering price indicated on the cover page of the Registrant’s Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act, Registration File No. 333-206412.
(10)	Represents 600,000 shares of common stock available for future issuance under the 2015 Employee Stock Purchase Plan (“ESPP”). Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP.
(11)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based on 85% of the initial public offering price indicated on the cover page of the Registrant’s Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act, Registration File No. 333-206412.
(12)	Rounded up to the nearest cent.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation	of Documents by Reference.

The following documents filed by Penumbra, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on September 18, 2015, relating to the registration statement on Form S-1, as amended (Registration No. 333-206412), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) The description of the Company’s capital stock which is contained in the Company’s Exchange Act Registration Statement on Form 8-A dated September 15, 2015, (Exchange Act File No. 001-37557) including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description	of Securities.

Not applicable.

Item 5. Interests	of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification	of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The Registrant has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption	from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Restated Certificate of Incorporation of the Registrant (1)

4.2	Form of Amended and Restated Bylaws of the Registrant (2)

4.3	Specimen Common Stock Certificate (3)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Amended and Restated 2014 Equity Incentive Plan, and forms of Restricted Stock Agreement, Stock Option Agreement and Early Exercise Stock Option Agreement (4)

99.2	2011 Equity Incentive Plan, and forms of Restricted Stock Agreement, Stock Grant Agreement, Stock Option Agreement and Early Exercise Stock Option Agreement (5)

99.3	2005 Stock Plan, and forms of Notice of Grant and Early Exercise Stock Option Agreement (6)

99.5	2015 Employee Stock Purchase Plan (7)

*	Filed herewith.
(1)	Filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 8, 2015 and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 8, 2015 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 8, 2015 and incorporated herein by reference.
(4)	Filed as Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1, filed on August 14, 2015 and incorporated herein by reference.
(5)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on August 14, 2015 and incorporated herein by reference.

(6)	Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on August 14, 2015 and incorporated herein by reference.
(7)	Filed as Exhibit 10.18 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on August 31, 2015 and incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Penumbra, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on the 18th day of September 2015.

PENUMBRA, INC.

By:	/s/ Adam Elsesser
Name:	Adam Elsesser
Title:	Chairman, Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Adam Elsesser, Sri Kosaraju and Robert Evans as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Penumbra, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Adam Elsesser Adam Elsesser	Chairman, Chief Executive Officer and President (Principal Executive Officer)	September 18, 2015

/s/ Sri Kosaraju Sri Kosaraju	Chief Financial Officer and Head of Strategy (Principal Financial and Accounting Officer)	September 18, 2015

/s/ Arani Bose Arani Bose, M.D.	Chief Innovator and Director	September 18, 2015

/s/ Don Kassing Don Kassing	Director	September 18, 2015

Signature	Title	Date

/s/ Walter Wang Walter Wang	Director	September 18, 2015

/s/ Harpreet Grewal Harpreet Grewal	Director	September 18, 2015

EXHIBIT INDEX

Exhibit Number
4.1	Form of Restated Certificate of Incorporation of the Registrant (1)

4.2	Form of Amended and Restated Bylaws of the Registrant (2)

4.3	Specimen Common Stock Certificate (3)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Amended and Restated 2014 Equity Incentive Plan, and forms of Restricted Stock Agreement, Stock Option Agreement and Early Exercise Stock Option Agreement (4)

99.2	2011 Equity Incentive Plan, and forms of Restricted Stock Agreement, Stock Grant Agreement, Stock Option Agreement and Early Exercise Stock Option Agreement (5)

99.3	2005 Stock Plan, and forms of Notice of Grant and Early Exercise Stock Option Agreement (6)

99.5	2015 Employee Stock Purchase Plan (7)

*	Filed herewith.
(1)	Filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 8, 2015 and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 8, 2015 and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1, filed on September 8, 2015 and incorporated herein by reference.
(4)	Filed as Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1, filed on August 14, 2015 and incorporated herein by reference.
(5)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, filed on August 14, 2015 and incorporated herein by reference.
(6)	Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, filed on August 14, 2015 and incorporated herein by reference.
(7)	Filed as Exhibit 10.18 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on August 31, 2015 and incorporated herein by reference.